UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 2006

                                  Airtrax, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                 200 Freeway Drive Unit One, Blackwood, NJ 08012
              (Address of principal executive offices and Zip Code)
                                 (856) 232-3000

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2006, we entered into an Acquisition Agreement (the "Acquisition Agreement") dated as of February 19, 2004, as amended, with Filco GmbH, a German corporation ("Filco"), pursuant to which we agreed, subject to certain conditions, to purchase a 75.1% ownership interest in Filco. To date, we have not completed the acquisition but have loaned Filco an aggregate principal amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes.

In addition to the foregoing, as previously disclosed in said Form 8-K, on January 20, 2006 Filco filed for insolvency in Germany. As a result of the filing by Filco, we terminated the Acquisition Agreement on February 7, 2006. The Company currently intends to engage in discussions with the receiver in Germany to determine the status of its secured and unsecured loans to Filco, as well as to explore the possibility of purchasing all or a portion of the assets of Filco. As additional information becomes available to us in connection with Filco's insolvency, we will make additional disclosures to the public.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Airtrax, Inc.


Date: February 9, 2006                 /s/ Peter Amico
                                       -----------------------
                                       Peter Amico
                                       Chief Executive Officer